SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Walt Disney Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Matthew Peltz

Josh Frank

James A. Rasulo

Trian Partners, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-K, L.P.

Isaac Perlmutter

The Laura & Isaac Perlmutter Foundation Inc.

Object Trading Corp.

Isaac Perlmutter T.A.

Zib Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 21, 2024, Trian Fund Management, L.P. (“Trian”), in connection with its solicitation of proxies for the 2024 annual meeting of shareholders of The Walt Disney Company (the “Company”), issued the press release related to the Company and filed herewith as Exhibit 1 (the “Press Release”). From time to time, Trian may publish the Press Release to its website, www.RestoretheMagic.com, or to its X (formerly known as Twitter), LinkedIn, Facebook, Instagram, Reddit and YouTube pages or various other social media channels, or otherwise disseminate to shareholders of the Company, the Press Release or portions thereof.

Exhibit 1

CURRENT AND FORMER PUBLIC COMPANY DIRECTORS SEND LETTER TO DISNEY BOARD IN SUPPORT OF NELSON PELTZ AND TRIAN

Letter Details Positive Experience Working with Nelson Peltz and Highlights Trian’s Track Record of Working Constructively to Create Shareholder Value

Encourages Disney Board to Work with Nelson and Trian for the Benefit of all Shareholders

NEW YORK, March 21, 2024 – Current and former public company directors who have worked with Nelson Peltz and Trian today sent a letter to The Walt Disney Company (NYSE: DIS) Board of Directors detailing their positive experiences working with Trian.

The letter details Trian and Nelson Peltz’s demonstrated ability to work collaboratively and constructively with board members and management teams to drive long-term shareholder value, and its signatories include former directors at H.J. Heinz and Procter & Gamble, where Trian joined the Board following a proxy contest, as well as Janus Henderson, Legg Mason, Mondelēz, Sysco, and Wendy’s. The letter is signed by Dennis R. Beresford, Francis S. Blake, Charles E. Bunch, John Cassaday, Ali Dibadj, Kenneth W. Gilbert, Jorge S. Mesquita, John H. Myers, Dennis Reilley, Sheila G. Talton, Thomas J. Usher, Jean-François van Boxmeer and Art Winkleblack.

The full text of the letter can be found below and at https://restorethemagic.com/03-21-2024/.

Dear Disney Directors,

As directors who have worked with Nelson Peltz at some of the world’s most respected companies, we are writing to convey our experience with Nelson in the boardroom and to encourage you to work with him for the benefit of all shareholders.

Some of us, like you, were skeptical about Nelson and were initially opposed to the notion of having him on our boards. Some of us worried that he might derail the successful execution of our strategy.

However, after having worked with Nelson, we know that our concerns were misplaced. The companies for which we served as board members alongside Nelson were improved because of his presence on the board.

Some of us became Nelson’s colleague after a bitter-fought proxy contest. Others of us asked Nelson to join our boards, and still others of us joined a board after Nelson was already on the board. But one experience we all share: Nelson entered the boardroom every meeting with an open mind, a focus on growth for the benefit of stakeholders and a commitment to working constructively towards our common goal of creating long-term shareholder value.

With his dedication, focus and sound judgment, Nelson contributed greatly to boardroom discussions. He asked tough questions and challenged our thinking – as any good director does – but was not disruptive or disrespectful. To the contrary, Nelson welcomed different perspectives and encouraged debate. Rather than stifle dissent, Nelson often catalyzed robust, productive discussions that helped move our companies forward.

Each of us would happily serve with Nelson again on another board.

Sincerely,

Former Directors and CEOs Who Have Worked with Nelson Peltz & Trian

Dennis R. Beresford

Executive in Residence – Terry College of Business, University of Georgia

Former Director of Legg Mason, Inc.

Francis S. Blake

Retired Chairman and CEO of The Home Depot, Inc.

Former Director of the Procter & Gamble Company

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Charles E. Bunch

Former Chairman and CEO, PPG Industries, Inc.

Director of Mondelēz International, Inc.

John Cassaday

Retired President and CEO of Corus Entertainment, Inc.

Chair of Janus Henderson Group plc

Ali Dibadj

CEO and Executive Director of Janus Henderson Group plc

Kenneth W. Gilbert

Retired CMO,VOSS of Norway ASA

Director of The Wendy’s Company

Jorge S. Mesquita

Former CEO, BlueTriton Brands, Inc.

Director of Mondelēz International, Inc.

John H. Myers

Retired President and CEO, GE Asset Management

Former Director of Legg Mason, Inc.

Dennis Reilley

Former Chairman and CEO, Praxair, Inc.

Former Director of H.J. Heinz Company

Sheila G. Talton

President and CEO Gray Matter Analytics

Director of Sysco Corporation

Thomas J. Usher

Former Chairman and CEO, United States Steel Corporation

Former Director of H.J. Heinz Company

Jean-François van Boxmeer

Former CEO, Heineken NV

Former Non-Executive and Lead Director of Mondelēz International, Inc.

Art Winkleblack

Lead Independent Director of The Wendy’s Company

Retired CFO, H.J. Heinz Company

Note that affiliations are listed for identification purposes only

To ensure the election of Nelson Peltz and Jay Rasulo, it is essential that shareholders vote “FOR” Nelson Peltz and Jay Rasulo, and “WITHHOLD” on Michael B.G. Froman, Maria Elena Lagomasino, and all three Blackwells Nominees. For more information, visit our website: www.RestoreTheMagic.com.

About Trian Fund Management, L.P.

Founded in 2005, Trian Fund Management, L.P. (“Trian”) is a multi-billion dollar investment management firm. Trian is a highly engaged shareowner that combines concentrated public equity ownership with operational expertise. Leveraging the 40+ years’ operating experience of our Founding Partners, Nelson Peltz and Peter May, Trian seeks to invest in high quality but undervalued and underperforming public companies and to work collaboratively with management teams and boards to help companies execute operational and strategic initiatives designed to drive long-term sustainable earnings growth for the benefit of all stakeholders.

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Media Contacts:

Anne A. Tarbell

(212) 451-3030

atarbell@trianpartners.com

Paul Caminiti / Pamela Greene / Jacqueline Zuhse

Reevemark

(212) 433-4600

Trian@reevemark.com

Investor Contacts:

Matthew Peltz

(212) 451-3060

mpeltz@trianpartners.com

Ryan Bunch

(212) 451-3176

rbunch@trianpartners.com

Bruce Goldfarb / Pat McHugh

Okapi Partners LLC

(212) 297-0720

(877) 629-6357

info@okapipartners.com

Edward McCarthy / Richard Grubaugh / Thomas Germinario

D.F. King & Co., Inc.

(212) 229-2634

Disney@dfking.com

Disclaimer

Except as otherwise set forth in this press release, the views expressed in this press release reflect the opinions of Trian Fund Management, L.P. and its affiliates (“Trian”), and are based on publicly available information with respect to The Walt Disney Company (“Disney” or the “Company”). Trian recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Trian’s conclusions. Trian reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. Trian disclaims any obligation to update the information or opinions contained in this press release, except as required by law. For the avoidance of doubt, this press release is not affiliated with or endorsed by Disney.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Funds, investment vehicles, and accounts managed by Trian currently beneficially own shares of the Company. These funds, investment vehicles, and accounts are in the business of trading – buying and selling – securities and intend to continue trading in the securities of the Company. You should assume such funds may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian.

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The estimates, projections and potential impact of the opportunities identified by Trian herein are based on assumptions that Trian believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this press release will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this press release are accurate.

Trian has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Trian does not endorse third-party estimates or research which are used herein solely for illustrative purposes.

Important Information

Trian Fund Management, L.P., together with Nelson Peltz, Peter W. May, Josh Frank, Matthew Peltz, Isaac Perlmutter, James A. Rasulo, Trian Fund Management GP, LLC, Trian Partners, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Master Fund, L.P., Trian Partners Co-Investment Opportunities Fund, Ltd., Trian Partners Fund (Sub)-G, L.P., Trian Partners Strategic Investment Fund-N, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-K, L.P., The Laura & Isaac Perlmutter Foundation Inc., Object Trading Corp., Isaac Perlmutter T.A., and Zib Inc. (collectively, the “Participants”) filed a definitive proxy statement and accompanying form of blue proxy card (as supplemented and amended on February 12, 2024, the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on February 1, 2024 to be used in connection with the 2024 annual meeting of shareholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV AND TRIAN’S WEBSITE, HTTPS://RESTORETHEMAGIC.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS. SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO EITHER OF TRIAN’S PROXY SOLICITORS, OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, NEW YORK, NY 10036 (SHAREHOLDERS CAN E-MAIL INFO@OKAPIPARTNERS.COM OR CALL TOLL-FREE: (877) 629-6357), OR D.F. KING & CO., INC., 48 WALL STREET, NEW YORK, NY 10005 (SHAREHOLDERS CAN E-MAIL DISNEY@DFKING.COM OR CALL TOLL-FREE: (800) 207-3158).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

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